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                                  STOCK OPTION
                      TO PURCHASE SHARES OF COMMON STOCK OF
                           SPORTSSTAR MARKETING, INC.
                             A COLORADO CORPORATION
                               HELD IN THE NAME OF
                          CHARTWELL INTERNATIONAL, INC.
                              A NEVADA CORPORATION


THIS CERTIFIES that, for value received DR. JANICE A. JONES is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time commencing from the date hereof until JULY 31, 2003, ("Expiration Date") but not thereafter, to subscribe for and purchase from Chartwell International, Inc., a Nevada corporation ("the Company"), FOUR HUNDRED THOUSAND (400,000) of the fully paid and non-assessable shares of the Company's SportsStar Marketing, Inc.'s restricted common stock, $0.00l par value, ("Common Stock'), at a purchase price of THIRTY-TWO CENTS ($0.32) PER SHARE ("Purchase Price"). The Purchase Price and the number of shares for which this Option is exercisable shall be subject to adjustment as provided herein.

   1)  TITLE TO OPTION

         Prior to the Expiration Date and subject to compliance with applicable laws, this Option and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in
         Section 2 hereof; by the holder hereof in person or by duly authorized attorney, upon surrender of this Option together with the Assignment Form annexed hereto properly endorsed.

   2)  EXERCISE OF OPTION

         The purchase rights represented by the Option are exercisable by the registered holder hereof; in whole or in part, increments of one thousand (1,000) shares, commencing from the date hereof to and before the close of business on the Expiration Date by the surrender of this Option and the Subscription Form duly executed at the office of the Company at 5275 DTC Parkway, Suite 110, Englewood, Colorado 80111-2752, or such other office or agency appearing on the books of the Company, and upon the payment of the Purchase Price of the shares thereby purchased (by cash or by cancellation of indebtedness of the Company to the holder hereof; if any, at the time of exercise in an amount equal to the Purchase Price of the shares thereby purchased); whereupon the holder this Option, shall receive a certificate or certificates each in proper form, for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Option and purchase, the holder shall be entitled to exercise this Option, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Option shall be exercised as aforesaid. The Common Stock issued upon exercise of this Option in accordance with its terms shall be validly issued and outstanding, fully paid and non-assessable.

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         The Company covenants that all shares of Common Stock which may be issued upon the exchange of rights represented by this Option will, upon exercise of the rights represented by this Option, be fully paid and non-assessable and free from all taxes, liens, and charges in respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

   3)  NO FRACTIONAL SHARES OR SCRIP

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. Any fractional shares shall be rounded up to the nearest whole share.

   4)  CHARGES, TAXES, AND EXPENSES

         Issuance of certificates for shares of Common Stock upon the exercise of this Option shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company and such certificates shall be issued in the name of the holder of this Option or in such name or names as may be directed by the holder of this Option; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name of the holder of this Option, this Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition, thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

   5)  NO RIGHTS AS SHAREHOLDERS

         This Option does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

   6)  EXCHANGE AND REGISTRY OF OPTIONS

         This Option is exchangeable, upon the surrender hereof by the registered holder at the above mentioned office or agency of the Company for new Option of like tenor.

         The Company shall maintain at the above mentioned office or agency a registry showing the name and address of the registered holder of this Option. This Option may be surrendered for exchange, transfer, or exercise in accordance with its terms at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. Upon such registry, this Option may only be transferred in accordance with the requirements of applicable federal and state securities laws.

   7)  LOSS, THEFT, DESTRUCTION, OR MUTILATION OF OPTION

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Option, and in case of loss, theft, or destruction reasonable satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this

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         Option, if mutilated, the Company will make and deliver a new Option of like tenor in lieu of this Option.

   8)  SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday, legal holiday, or be a day on which the office of the Company is not open for business, then such action may be taken or such right may be exercised on the next succeeding day of business.

   9)  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES

         To the extent Chartwell is entitled, as a holder of the SportsStar securities, any adjustments in the number of SportsStar shares it holds as a result of stock dividends, revenue splits, stock splits, dividends, exchanges of shares relating to mergers, etc., then said shares &/or Purchase Price of this Option will be adjusted accordingly and proportionately.

   10) MISCELLANEOUS

         a) The provisions of this Option shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof This Option shall be binding upon any successors or assigns of the Company. This Option shall constitute a contract under the laws of the State of Colorado and for all purposes shall be construed in accordance with and governed by the laws of said state, excepting only to those matters of corporate organization and power incident to the issuance of stock pursuant hereto, which shall be governed by the laws by the State of Nevada.

         b) This Option is in complete satisfaction of all obligations of the Company to issue options to the initial grantee of this Option.


IN WITNESS WHEREOF, the Company has caused this Option to be executed by one of its officers thereunto duly authorized.


DATED AS OF: JUNE 1, 1998


                                                CHARTWELL INTERNATIONAL, INC.
                                                a Nevada corporation

                                                /s/ Alice M. Gluckman

                                                -------------------------------
                                                Alice M. Gluckman
                                                Corporate Secretary